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                                                                    EXHIBIT 99.6

            M-STREAM, INC.(THE "COMPANY") 2002 SHARE INCENTIVE PLAN
                                 GRANT AGREEMENT

This Grant Agreement, dated ________________, evidences the grant of an option pursuant to the provisions of the M-Stream, Inc. 2002 Share Incentive Plan a copy of which is available at the Company's office (the "Plan") from the Company to the individual whose name appears below (the "Participant"), covering the specific number of shares of Ordinary Shares of the Company ("Shares") set forth below, pursuant to the provisions of the Plan and on the following terms and conditions:

1.    Name of Participant: ______________

2.    Number of Shares subject to this option: ______________ Shares

3.    Exercise price per Share subject to this option: $ _________________

4.    Date of grant (the "Grant Date") of this option: _______________

5.    Type of option: ______________

6.    Vesting:______ The vested portion can be exercised at any time, subject to
      Section 7 below.

7. The last day on which the vested portion of this option can be exercised is the earliest of

      a.    ___________________

      b. the date on which the Participant's employment or provision of services terminates for "cause" (as defined in the Plan);

      c. 90 days following the date that the Participant's employment terminates other than for "cause" (as defined in the Plan), death or "permanent disability" (as defined in the Plan); or

      d. 1 year following the Participant's death or "permanent disability" (as defined in the Plan).

      e.    Any other circumstances as prescribed by the Plan.

8. In the event of Change of Control the provisions of the Plan will apply, provided, however, that if the Acquiring Corporation is Broadcom Corporation, unless the Board of Directors determined otherwise, then, all of the outstanding Options which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and all restrictions and conditions on any Restricted Shares shall lapse upon the effective date of the Change of Control . The Participant acknowledges that in the event of a Change of Control, he may be obliged to sell, assign or exchange, as the case may be, the Shares such Participant purchased under the Plan and any Options or portion to the extent then vested and exercisable, all in accordance with any instructions then to be issued by the Board of Directors and the provisions of the incorporation documents of the Company. The Participant hereby agrees and undertakes that in the event of Change of Control he will take any and all required actions and sign all documents as requested, in order to facilitate the consummation of the Change of Control, including without limitation, voting all shares of the

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      Company then held by the undersigned in favor of such Change of Control and signing a proxy selling to the Acquiring Corporation all of the Company's securities then held by the Participant, if so requested.

9. The Company may require, as a condition to the exercise of the Option (or at any time as the Company may choose) that the Participant signs an irrevocable proxy appointing such person as the Board of directors directs, and until such time as the Board shall prescribe, to exercise all voting rights with respect to any Shares acquired upon the exercise of the Options, and the Participant agrees to sign any such proxy or other relevant documents as required by the Company

10. The Participant hereby acknowledges and agrees that all of the terms and conditions of the Plan are incorporated herein by reference and this option is subject to such terms and conditions in all respects. Capitalized terms that are used but not otherwise defined herein shall have the meaning given to such terms in the Plan. This Grant Agreement (including the Annex A attached hereto) and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements. If the Participant is entitled to exercise the vested portion of this option, and wishes to do so, in whole or in part, the Participant shall submit to the Company a notice of exercise, in the form attached as Annex A, specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, or any other form as may be prescribed by the Company, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise.

11. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Participant and/or to the Company at the addresses shown below, or at such other place as the Company may designate by written notice to the Participant

Accepted and Agreed:                          M-Stream, Inc.

______________________________                By:_______________________________
Signature of Participant
                                              Title:____________________________

Address:______________________                Address:__________________________

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                                     ANNEX A

                                  M-STREAM INC.
                  NOTICE OF EXERCISE OF INCENTIVE SHARE OPTION

      1. Exercise of Option. Pursuant to the M-Stream, Inc. 2002 Share Incentive Plan (the "Plan") and my agreement with M-Stream Inc. (the "Company") dated _____________ (the "Grant Agreement"), I hereby elect to exercise my incentive share option (the "Option") to the extent of ____________ Ordinary Shares of the Company (the "Shares"), par value $0.01 per share.

      2. Delivery of Payment. I hereby deliver to the Company a cashier's check in the amount of $_________ in full payment of the purchase price of the Shares [determined by multiplying (a) the exercise price per Share as set forth in my Grant Agreement, by (b) the number of Shares as to which I am exercising the Option], or through such other payment method agreed to by the Company and permitted under the terms of the Plan.

      3. Representations. In connection with my exercise of the Option, I hereby represent to the Company as follows:

            (a) I am acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein other than pursuant to the Securities Act of 1933, as amended (the "Securities Act"). I acknowledge that the Shares have not been registered under the Securities Act.

            (b) I am aware of the Company's business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

            (c) I understand that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.

            (d) I understand that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any governmental agency.

            (e) I understand and agree that I am acquiring the Shares subject to, and shall be bound by, the terms and conditions of the Plan and the Grant Agreement (which are both incorporated herein by reference).

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            (f) I understand that the certificate representing the Shares will be imprinted with the following legends:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND A REPURCHASE RIGHT IN FAVOR OF THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE COMPANY'S STOCK OPTION PLAN. SUCH RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

            (g) If I make a disposition of the Shares within either two (2) years after the Option was granted to me or one (1) year after I exercised the Option with respect to the Shares, I shall promptly notify the Company and the Company shall have the right to require me to pay to the Company an amount sufficient to satisfy any federal, state and local tax withholding obligations. I have consulted my own tax advisors to the extent that I have deemed it advisable in connection with my exercise of the Option and I am not relying on the Company for any tax advice.

                                      Submitted by the Optionholder:

Date:_____________                    By:_______________________________________

                                      Print Name:_______________________________

                                      Address:__________________________________

                                              __________________________________

                                      Social Security No._______________________

                                      Received and Accepted by the Company:

                                      By:_______________________________________

                                      Print Name:_______________________________

                                      Title:____________________________________

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Note: If options are being exercised on behalf of a deceased Plan participant, then this Notice must be signed by such participant's personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the participant's personal representative under applicable local law governing decedents' estates.